                               [GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE

                          SEDONA Corporation Announces
                        Projected Revenue Growth Guidance

                 Company continues to experience funding success

KING OF PRUSSIA, PA, September 17, 2001 - SEDONA(R) Corporation (Nasdaq: SDNA) (www.sedonacorp.com), the leading provider of Web-based Customer Relationship Management (CRM) solutions for small and mid-sized financial services companies, today announced that the company has restated its guidance for revenue growth in 2001 to approximately 2.5 times revenues realized in 2000.

"Revenue growth guidance is being lowered due to a number of contributing factors," stated SEDONA Chief Financial Officer Bill Williams. "Even prior to the tragic events of last week, the overall business climate had contributed to a lengthening of the sales cycle, making it difficult to reach our earlier growth target. It is important to note that even with the lowered growth guidance, we still are expecting significant sales growth, and are re-affirming our target of being cash flow positive prior to the end of fiscal 2001 on the strength of rising revenues and lower costs."

In 2001 year to date, the Company has successfully raised over $3.5 million in new long-term funding, almost $1 million of which has been raised in this current quarter. Very importantly, the Company has engaged the services of investment bankers to assure the continued availability of long-term capital in amounts adequate to fund the rapid growth of SEDONA and anticipates announcing completion of this financing in the near-term.

President and CEO Marco Emrich commented, "Along with many other technology companies, we have re-evaluated our goals given the economic climate. However, 2001 will still be a year of outstanding revenue growth for SEDONA, and we have every expectation of achieving our goal of break even in the fourth quarter. In addition, we are very confident in the long-term capital sources we have enlisted. We look forward to the balance of 2001, and beyond, as a period of significant growth as SEDONA transitions from a developing company into a leading provider of CRM technology."

"Of a more important nature, the entire SEDONA family extends its condolences to the families of those affected by the recent terrible tragedy," continued Mr. Emrich. "As Americans, and indeed the world, recover from this horrendous act, we remain confident and optimistic about the future of the country, the American people, and the economy."

About SEDONA Corporation

SEDONA(R) Corporation (Nasdaq: SDNA) is the leading provider of Customer Relationship Management (CRM) solutions for small and mid-sized financial services companies. SEDONA's Internet-based software, IntarsiaTM, and supporting Marketing Solution Services enable the entire financial institution to help identify, acquire, foster, and retain loyal, profitable customers. With its affordable, quick, and easy implementation, SEDONA helps clients rapidly increase their ability to acquire and retain customers and to improve product pricing, packaging, and cross-selling opportunities, and to increase operational efficiency aimed towards improving overall profitability. SEDONA markets Intarsia together with leading solution providers such as IBM(R) Corporation and Acxiom(R) Corporation. For additional information, visit the SEDONA Web site at www.sedonacorp.com or call 1-800-815-3307.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

 SEDONA(R) is a registered trademark and Intarsia(TM) is a trademark of
     SEDONA Corporation. Lead FactoryTM is a trademark of Lead Factory, Inc.
       All other trade names are the property of their respective owners.

           This press release and prior releases are available on the SEDONA Corporation Web site at www.sedonacorp.com.

INVESTOR RELATIONS CONTACT:                  MEDIA CONTACT:
Steve Ficyk                                  Sue Cole
330-220-4051                                 610-992-0889
stevef@sedonacorp.com                        susan.cole@demgroup.com